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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): February 11, 2003


                                 Entegris, Inc.
             (Exact name of registrant as specified in its charter)


                          Commission File No. 000-30789


           Minnesota                                        41-1941551
(State or other jurisdiction of                           (IRS Employer
 incorporation or organization)                         Identification No.)


                              3500 Lyman Boulevard
                             Chaska, Minnesota 55318
                    (Address of principal executive offices)


                                 (952) 556-3131
              (Registrant's telephone number, including area code)

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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

     This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements contained herein involve risks and uncertainties that could cause actual results to differ materially from those referred to in the forward-looking statements. Such risks include, but are not limited to, those associated with the reduction in expected net sales, the reduction in expected gross margin and the reduction in pro forma operating expenses. More information about Entegris and these and other risks related to Entegris is detailed in Entegris's most recent annual report on Form 10-K for the fiscal year ended August 31, 2002 and subsequent quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission. Entegris does not undertake an obligation to update forward-looking statements.

     On February 11, 2003, Entegris announced the purchase of wafer and reticle carrier ("WRC") product lines from Asyst Technologies, Inc. (Asyst). The purchase was accomplished pursuant to an Asset Purchase Agreement ("the Agreement"), dated as of February 11, 2003, among Entegris Cayman Ltd., a wholly-owned subsidiary of Entegris, and Entegris (collectively, "Entegris") and Asyst. Under the terms of the agreement, Entegris paid Asyst $38.75 million for the tangible assets associated with the WRC product lines and the patents and trademarks listed in the Patent Assignment and Cross-License and Trademark License Agreement entered into in connection with the sale. Entegris will license other patents, trademarks and intellectual property related to the WRC business from Asyst, and will pay royalties to Asyst based on net revenues generated by Entegris through the sale of certain WRC products for a period of five years.

     Approximately $14 million of the funding for the acquisition was obtained via the registrant's revolving commitment facilities with two commercial banks. No balance was outstanding under these facilities preceding the execution of the Agreement. The remaining funds utilized for the acquisition were available from the Registrant's cash, cash equivalents and short-term investments, which stood at approximately $125 million preceding the execution of the Agreement.

     The purchase price was arrived at through arms-length negotiations. At the time of the acquisition there were no material relationships between Entegris or any of its affiliates, any director or officer of Entegris, or any associate of such director or officer, on the one hand, and Asyst, on the other hand.

     Pursuant to the transaction, Entegris will service Asyst's warranty obligations of WRC products sold prior to the transaction. The parties have also entered into a transition services agreement to facilitate the transfer of the WRC business to Entegris. The parties have also adopted a procedure for maintaining compatibility between their products in the future.

     The press release jointly issued by Entegris and Asyst, dated February 11, 2003, titled "Entegris Acquires Silicon Wafer and Reticle Carrier Product Lines from Asyst Technologies" is attached hereto as Exhibit 99.1.

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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a)  Financial Statements of Business Acquired.

     The financial information required by this Item, if any, will be filed by an amendment to this Current Report on Form 8-K within the time allowed for such filing by Item 7(a)(4) of this Form.


(b)  Pro Forma Financial Information.

     The financial information required by this Item, if any, will be filed by an amendment to this Current Report on Form 8-K within the time allowed for such filing by Item 7(a)(4) of this Form.


(c)  Exhibits.

     99.1   The Registrant's Press Release dated February 11, 2003.

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                                   Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.


                                       ENTEGRIS, INC.



Date:  February 26, 2003               By: \s\ John D. Villas
                                           -------------------------------------
                                           John D. Villas
                                           Chief Financial Officer